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                                                                            23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the following Registration Statements of OMNI Energy Services Corp. of our report dated March 27, 2003, with respect to the 2002 consolidated financial statements of OMNI Energy Services Corp. included in Amendment No. 3 to its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

     - Form S-8 No. 333-110198 (Amended and Restated OMNI Energy Services Corp. Stock Incentive Plan)

     - Form S-8 No. 333-49409 (OMNI Energy Services Corp. Stock Incentive Plan and Stock Option Agreements with Certain Employees)

     - Form S-8 No. 333-80973 (OMNI Energy Services Corp. Stock Option Plan Stock Incentive Plan)

     -    Form S-8 No. 333-35816 (OMNI Energy Services Corp. 1999 Stock Option
          Plan)

     -    Form S-3 No. 333-69436 (OMNI Energy Services Corp. Registration
          Statement)



                                        /s/ Ernst & Young LLP


New Orleans, Louisiana
September 13, 2004